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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in The BISYS Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
August 30, 2006